Exhibit (d)(29)

Schedule A

Funds and Portfolios Covered by Sub-Research Agreement

between

Fidelity International Investment Advisors (U.K.) Limited

and

Fidelity International Investment Advisors

dated as of September 16, 2004

Name of Fund	Name of Portfolio	Type of Fund	Effective Date
Fidelity Central Investment Portfolios LLC	Fidelity Consumer Discretionary Central Investment Portfolio	Fixed-Income	07/21/06
Fidelity Central Investment Portfolios LLC	Fidelity Consumer Staples Central Investment Portfolio	Fixed-Income	07/21/06
Fidelity Central Investment Portfolios LLC	Fidelity Energy Central Investment Portfolio	Fixed-Income	07/21/06
Fidelity Central Investment Portfolios LLC	Fidelity Financials Central Investment Portfolio	Fixed-Income	07/21/06
Fidelity Central Investment Portfolios LLC	Fidelity Floating Rate Central Investment Portfolio	Fixed-Income	11/18/04
Fidelity Central Investment Portfolios LLC	Fidelity Health Care Central Investment Portfolio	Fixed-Income	07/21/06
Fidelity Central Investment Portfolios LLC	Fidelity High Income Central Investment Portfolio 1	Fixed-Income	09/16/04
Fidelity Central Investment Portfolios LLC	Fidelity Industrials Central Investment Portfolio	Fixed-Income	07/21/06
Fidelity Central Investment Portfolios LLC	Fidelity Information Technology Central Investment Portfolio	Fixed-Income	07/21/06
Fidelity Central Investment Portfolios LLC	Fidelity Materials Central Investment Portfolio	Fixed-Income	07/21/06
Fidelity Central Investment Portfolios LLC	Fidelity Specialized High Income Central Investment Portfolio	Fixed-Income	07/21/05
Fidelity Central Investment Portfolios LLC	Fidelity Telecom Services Central Investment Portfolio	Fixed-Income	07/21/06
Fidelity Central Investment Portfolios LLC	Fidelity Utilities Central Investment Portfolio	Fixed-Income	07/21/06

Agreed and Accepted as of September 1, 2006
Fidelity International Investment Advisors (U.K.) Limited	\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	Fidelity International Investment Advisors
By: /s/Richard Wane	\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	By: /s/Robert Stewart
Name: Richard Wane	\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	Name: Robert Stewart
Title: Director	\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	Title: Director